UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2020

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00015 par value	PDFS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 8.01. Other Events.
SIGNATURES

Item 8.01 Other Events

PDF Solutions, Inc. (the “Company”) is relying on the U.S. Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934, as amended, dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Definitive Proxy Statement on Form DEF 14A (the “Proxy Statement”), including the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”), which it expects to include in the Proxy Statement, due to the circumstances related to the COVID-19 pandemic. In particular, the service provider who has handled full set deliveries of the Proxy Statement has advised the Company that it is not able to perform the mailing due to the closure of its facilities due to the COVID-19 pandemic. As a result, the Company has been required to change to notice and access delivery, which necessitated rescheduling the date of the annual meeting to June 23, 2020. Notwithstanding the foregoing, the Company expects to file the Proxy Statement, including the Part III Information, no later than June 15, 2020, which is within the time period prescribed by the Order.

Additional risk factor disclosure

The following is a risk factor applicable to the Company relating to the global COVID-19 pandemic.

The COVID-19 pandemic has significantly affected how we and our customers are operating our businesses and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

As a result of the global COVID-19 pandemic, in January 2020, the Chinese government imposed certain restrictions on the movement of people and goods to limit the spread of the coronavirus in and around Wuhan. While our China operations are not located in Wuhan, our Shanghai office was temporarily shut down and the restrictions continue to limit the ability of our local employees to travel to customer sites or visit our other offices. Our offices in Italy and Germany were closed in February 2020 and by March 2020 our corporate headquarters in the United States and several other impacted locations were temporarily closed as well. In addition, our personnel worldwide are subject to various travel restrictions, which limits our ability to provide services to customers at their facilities. These events have disrupted our normal operations. If the COVID-19 pandemic has a substantial impact on our employees’ productivity or our partners or customers’ decision to use our products and services, our results of operations and overall financial performance may be harmed. The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions and the impact of these and other factors on our employees, customers, partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

Moreover, the conditions caused by the COVID-19 pandemic could adversely affect our customers’ ability or willingness to purchase our products or services, delay prospective customers’ purchasing decisions, adversely impact our ability to provide or deliver products and on-site services to our customers, delay the provisioning of our offerings, lengthen payment terms, reduce the value or duration of their subscriptions or affect attrition rates, all of which could adversely affect our future sales, operating results and overall financial performance.

Further, while the potential economic impact brought by the COVID-19 may be difficult to assess or predict, the pandemic has resulted in significant disruption of global financial markets, and a recession or long-term market correction resulting from the spread of COVID-19 could materially impact the value of our common stock, impact our access to capital and affect our business in the near and long-term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/Adnan Raza
Adnan Raza EVP, Finance and Chief Executive Officer (principal financial and accounting officer)

 Dated: April 27, 2020